Exhibit 23.1

Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

We have issued our reports dated December 7, 2007, accompanying the consolidated financial statements and included in the Annual Report of Key Technology, Inc. on Form 10-K for the year ended September 30, 2007.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of Key Technology, Inc. on Form S-8 (File Nos. 33-71108, 333-50130, 333-128512, and 333-2396).

/s/ GRANT THORNTON LLP

Seattle, Washington
December 7, 2007